EXHIBIT 21

LIST OF SUBSIDIARIES

Jurisdiction of
Incorporation
or
Subsidiary	Organization

Krispy Kreme Doughnut Corporation	North Carolina
Krispy Kreme Distributing Company, Incorporated	North Carolina
Krispy Kreme Mobile Store Company	North Carolina
Golden Gate Doughnuts, LLC	North Carolina
North Texas Doughnuts, L.P.	Texas
HD Capital Corporation	Delaware
HDN Development Corporation	Kentucky
Panhandle Doughnuts, LLC	North Carolina
Krispy Kreme International Ltd.	Switzerland
Hot Doughnuts Now International Ltd.	Switzerland
Krispy Kreme Canada, Inc.	North Carolina
KK Canada Holdings, Inc.	North Carolina
Krispy Kreme Brand Fund Corporation	North Carolina
Krispy Kreme Management I, LLC	North Carolina
Krispy Kreme Management II, LLC	North Carolina
Krispy Kreme Management III, LLC	North Carolina
Krispy K Canada Company	Nova Scotia, Canada
Northeast Doughnuts, LLC	North Carolina
Montana Mills Bread Co., Inc.	Delaware
Montana Mills Bread Co., Inc.	New York
Montana Mills Bread Co. of Syracuse, Inc.	New York
Montana Mills Bread Co. of Canandaigua, Inc.	New York
Montana Mills Bread Co. of Liverpool, Inc.	New York
Montana Mills Bread Co. of Albany, Inc.	New York
Montana Mills Bread Co. of Park Avenue, Inc.	New York
Montana Mills Bread Co. of Fairmont, Inc.	New York
Montana Mills Bread Co. of Webster, Inc.	New York
Montana Mills Bread Co. of Brighton, Inc.	New York
Montana Mills Bread Co. of Corning, Inc.	New York
Montana Mills Bread Co. of Greece, Inc.	New York
Montana Mills Bread Co. of North Buffalo, Inc.	New York
Montana Mills Bread Co. of Latham, Inc.	New York
Montana Mills Bread Co. of East Aurora, Inc.	New York
Montana Mills Bread Co. of Horseheads, Inc.	New York
Montana Mills Bread Co. of Brockport, Inc.	New York
Montana Mills Bread Co. of Pittsford, Inc.	New York
Montana Mills Bread Co. of Vestal, Inc.	New York
Montana Mills Bread Co. of Rochester, Inc.	New York
Montana Mills Bread Co. of Schenectady, Inc.	New York
Montana Mills Bread Co. of Scranton, Inc.	Pennsylvania
Montana Mills Bread Co. of Erie, PA, Inc.	New York
Montana Mills Bread Co. of Bexley, Inc.	Ohio

Jurisdiction of
Incorporation
or
Subsidiary	Organization

Montana Mills Bread Co. of Buffalo, Inc.	New York
Java Joes Public Market Roastery, Inc.	New York
Southern Doughnuts, LLC	North Carolina
Southwest Doughnuts, LLC	North Carolina
Gazed Investments, LLC	Delaware
New England Dough, LLC	Rhode Island